UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2025, Horizon Technology Finance Corporation (the “Company”) announced that Robert D. Pomeroy, Jr. will retire as Chief Executive Officer of the Company and Gerald A. Michaud will retire as President of the Company, both effective as of June 5, 2025 immediately following the annual meeting of stockholders to be held on June 5, 2025 (the “Annual Meeting”).

Following Mr. Pomeroy’s retirement, he will continue to serve as Chairman of the Board of Directors of the Company (the “Board”) and an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company.

As previously disclosed in the Company’s (i) definitive proxy statement on Schedule 14A filed with the Securities and Exchange Committee (“SEC”) on April 6, 2023, and an amendment to such proxy statement filed with the SEC on May 9, 2023, and (ii) definitive proxy statement on Schedule 14A filed with the SEC on December 30, 2024, following the consummation of change of control transactions involving Horizon Technology Finance Management LLC (“HTFM”), the Company’s investment adviser, the Company has agreed to ensure compliance with Section 15(f) of the 1940 Act, which includes a requirement that at least 75% of the members of the Board not be “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company. To maintain compliance with Section 15(f), on June 5, 2025 immediately following the Annual Meeting, Gerald A. Michaud will resign as a director of the Company.

Neither Mr. Pomeroy nor Mr. Michaud is retiring because of any dispute or disagreement with the Company.

Mr. Pomeroy will not receive any compensation from the Company for his service as Chairman of the Board.

On May 15, 2025, the Company unanimously elected Michael P. Balkin, an independent director of the Company, as Chief Executive Officer of the Company, effective as of June 5, 2025 immediately following Mr. Michaud’s resignation as a director of the Company, to succeed Mr. Pomeroy. Mr. Balkin will continue to serve on the Board as an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company following his election as Chief Executive Officer. Effective June 5, 2025, as an “interested person” of the Company, Mr. Balkin will no longer serve as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

Biographical and other information about Mr. Balkin required by Item 401(b) and (e) of Regulation S-K can be found in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2025 (the “Definitive Proxy”) and the amendment to such proxy statement on Schedule 14A filed with the SEC on May 15, 2025 (collectively with the Definitive Proxy, the “Proxy Statement”) and such information is incorporated by reference into this Item 5.02.

As an independent director from June 2023 until his election as Chief Executive Officer effective June 5, 2025, Mr. Balkin received the same compensation as the Company’s other independent directors as described in the Company’s Proxy Statement. Effective as of June 5, 2025, Mr. Balkin will also become Chief Executive Officer of HTFM and, as such, Mr. Balkin will not be permitted to receive, and will not receive, any compensation from the Company.

There are no arrangements or understandings between Mr. Balkin and any other person pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Balkin and any director or executive officer of the Company to be disclosed pursuant to Item 401(d) of Regulation S-K. Mr. Balkin does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 7	Regulation FD
Item 7.01	Regulation FD

On May 15, 2025, the Company issued a press release pertaining to the matters described above. A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished pursuant to Regulation FD and no part shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of the Company dated May 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2025	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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